UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 21, 2018

Era Group Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-35701	72-1455213
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

818 Town & Country Blvd., Suite 200 Houston, Texas	77024
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(713) 369-4700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On February 21, 2018, the Board of Directors of Era Group Inc. (the “Company”) appointed Jennifer D. Whalen, Vice President, Acting Chief Financial Officer of the Company, to the position of Senior Vice President, Chief Financial Officer of the Company. In connection with Ms. Whalen’s appointment as Chief Financial Officer, the Compensation Committee of the Company’s Board of Directors has approved a grant of a one-time award of 17,200 shares of restricted stock to Ms. Whalen that will vest in one-third increments on the first, second and third anniversary of the grant date. Ms. Whalen, age 44, had served as the Company's Vice President and Chief Accounting Officer since August 2013 until her appointment as Vice President, Acting Chief Financial Officer on June 16, 2017. Ms. Whalen joined the company as Controller in April 2012. From August 2007 to March 2012, Ms. Whalen served in several capacities at nLIGHT Photonics Corporation, a supplier of high-performance lasers, including as Director of Accounting. Prior to these roles, Ms. Whalen served as the Manager of Accounting at InFocus Corporation for over two years. After serving in the U.S. military, Ms. Whalen started her career in public accounting in the assurance practice group at PricewaterhouseCoopers for approximately five years. Ms. Whalen received a B.S. in Accounting from Alabama A&M University and a Master’s Degree in Accounting from the University of Southern California.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Era Group Inc.

February 21, 2018	By:	/s/ Chris Bradshaw

Name: Chris Bradshaw
Title: President, Chief Executive Officer